United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 23, 2010 (August 20, 2010)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 20, 2010, Comtech Telecommunications Corp. (the “Company”) entered into a Second Amendment to the Credit Agreement, dated as of June 24, 2009 (as amended by the Amendment dated as of March 31, 2010, the “Credit Agreement”) with Citibank, N.A., as the administrative agent, and the lenders signatory thereto (JPMorgan Chase Bank, N.A., Bank of America, N.A., Manufacturers and Traders Trust Company and New York Commercial Bank).

Among other things, the Second Amendment amends the Credit Agreement to increase the amount of the lenders’ total credit commitment to $150.0 million from $100.0 million.

The foregoing summary of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Second Amendment, which is Exhibit 10.1 hereto.  The Second Amendment is incorporated by reference into this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Second Amendment, dated as of August 20, 2010, to the Credit Agreement, dated as of June 24, 2009 (as amended by the Amendment dated as of March 31, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: August 23, 2010

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer